SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2007

EGL, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-27288	76-0094895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15350 Vickery Drive, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (281) 618-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

In June 2006 EGL, Inc. entered into a settlement agreement with the United States government related to the improper billing of war risk surcharges by EGL on certain shipments of freight for Kellogg Brown & Root, Inc. (“KBR”) in the period from late 2003 to mid-2004.  In connection with the investigation conducted by EGL related to the war risk surcharges settlement, EGL voluntarily disclosed to the United States government that EGL’s local agent in Kuwait, Al-Rashed, had, without EGL’s knowledge, possibly overcharged EGL for the rental or demurrage of shipping containers for the period from January through June of 2006.  Without knowledge of these overcharges, EGL passed the charges on to KBR, which presumably passed the charges on to the United States government.

Without admitting any liability with respect to this conduct, EGL entered into a  Settlement Agreement with the United States government settling specified civil and administrative monetary claims that the government may have against EGL related to the possible excess demurrage charges.  EGL was informed by the United States government on March 16, 2007, that the Settlement Agreement had been agreed to and signed by the government.  EGL agreed to pay the government $300,000 pursuant to the settlement. EGL was notified on March 20, 2007 that Al-Rashed has made this payment.

A copy of the Settlement Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Settlement Agreement between EGL, Inc. and its subsidiaries and affiliates and the United States of America and its Department of the Army

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2007
EGL, INC. By: /s/ Dana A. Carabin Dana Carabin General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Exhibit
99.1	Settlement Agreement between EGL, Inc. and its subsidiaries and affiliates and the United States of America and its Department of the Army